Exhibit 10.4

PARENT COMPANY SUPPORT AGREEMENT

made by

DOMINO’S PIZZA, INC.

in favor of

CITIBANK, N.A.,

as Trustee

Dated as of March 15, 2012

i

PARENT COMPANY SUPPORT AGREEMENT

PARENT COMPANY SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 15, 2012, made by DOMINO’S PIZZA, INC., a Delaware corporation (“Holdco”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”) for the benefit of the Secured Parties. All capitalized terms used herein but not otherwise defined herein shall have the meanings contemplated in Section 1 hereof.

W I T N E S S E T H:

WHEREAS, Domino’s Pizza Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), Domino’s Pizza Distribution LLC, a Delaware limited liability company (the “Domestic Distributor”), Domino’s SPV Canadian Holding Company Inc., a Delaware corporation (the “SPV Canadian Holdco”) and Domino’s IP Holder LLC (the “IP Holder,” and together with the Master Issuer, the Domestic Distributor and the SPV Canadian Holdco, the “Co-Issuers”) and Citibank, as Trustee and securities intermediary, have entered into the Amended and Restated Base Indenture, dated as of the date of this Agreement (as amended, modified or supplemented from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder;

WHEREAS, subsidiaries of Holdco have entered into or will enter into the Distribution and Contribution Agreements and the Contribution and Sale Agreements;

WHEREAS, the Master Issuer, the other Co-Issuers, Domino’s SPV Guarantor LLC, Domino’s Pizza Franchising LLC, Domino’s Pizza International Franchising Inc., Domino’s Pizza Canadian Distribution ULC, Domino’s EQ LLC, Domino’s RE LLC, Domino’s Pizza LLC (“DPL” or the “Manager”), Domino’s Pizza NS Co. and the Trustee have entered in the Amended and Restated Management Agreement (the “Management Agreement”) dated as of the date hereof;

WHEREAS, DPL is a wholly-owned subsidiary of Domino’s, Inc., a Delaware corporation (“Intermediate Holdco”);

WHEREAS, Intermediate Holdco is a wholly-owned subsidiary of Holdco;

WHEREAS, Holdco has and will derive substantial direct and indirect benefit from the contribution of assets under the Distribution and Contribution Agreements and the Contribution and Sale Agreements; and

WHEREAS, Holdco will derive substantial direct and indirect benefit from the services provided by DPL under the Management Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Holdco agrees with the Trustee, for the benefit of the Secured Parties, as follows:

SECTION 1

DEFINED TERMS

1.1	Definitions.

(a) For all purposes of this Agreement, except as set forth in Section 1.1(b) below, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture.

(b) The following terms shall have the following meanings:

“Holdco Consolidated Entities” means, collectively, Holdco and its consolidated Subsidiaries.

“Holdco Debt Incurrence Test” means, with respect to any transaction or action in connection with the Incurrence of any Indebtedness by Holdco or any Holdco Consolidated Entity, a test that will be satisfied if, after giving effect to such transaction or action, the Holdco Leverage Ratio is less than or equal to 6.5x. For the avoidance of doubt, any Notes defeased, satisfied or discharged in accordance with the terms of the Indenture shall not be included in the calculation of the Holdco Leverage Ratio.

“Holdco Specified Non-Securitization Debt Cap” means $75,000,000.

“Incur”, “Incurrence” and derivatives thereof, means to, directly or indirectly, create, incur, assume, guarantee, pledge assets to secure or become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, any obligation. For the avoidance of doubt, any arrangement that permits future advances, borrowings, drawings or other Incurrences will be treated as being fully utilized as of any date that the permissibility or level of Incurrences is being determined, and will be deemed to be Incurred for all purposes on the date such arrangement is entered into.

“Specified Non-Securitization Debt” means Indebtedness that may be incurred by Holdco or any Holdco Consolidated Entity (other than the Securitization Entities).

“Transferor” means the party identified as the “Transferor” in any Distribution and Contribution Agreement or Contribution and Sale Agreement.

SECTION 2

PERFORMANCE OBLIGATIONS

2.1	Contribution Agreements.

Holdco hereby agrees to cause each Transferor to perform each of the obligations, including any indemnity obligations, and the duties of such Transferor under each Distribution and Contribution Agreement and each Contribution and Sale Agreement to which such Transferor is a party, in each case as and when due; provided, however, to the extent that such Transferor has not performed any such obligation or duty within thirty (30) days after such obligation or duty was required to be performed, Holdco hereby agrees to either (a) perform such obligation or duty or (b) cause any other Person (other than such Transferor) to perform such obligation or duty on Holdco’s behalf.

2.2	Management Agreement.

Holdco hereby agrees to cause the Manager to perform each of the obligations, including any indemnity obligations, and the duties of the Manager under the Management Agreement, in each case as and when due; provided, however, to the extent that the Manager has not performed any such obligation or duty within thirty (30) days after such obligation or duty was required to be performed (or such longer cure period, not to exceed sixty (60) days, as is provided in the Management Agreement), Holdco hereby agrees to either (a) perform such obligation or duty or (b) cause any other Person (other than the Manager) to perform such obligation or duty on Holdco’s behalf.

2.3	Holdco’s Liability.

Holdco’s liability hereunder shall be absolute and irrevocable and, without limiting the foregoing, shall not be released, discharged or otherwise affected by any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to any Transferor or the Manager or to any of their properties or assets, or any resulting release or discharge of any obligation of any Transferor or the Manager or any other circumstances that constitute or might be construed to constitute a legal or equitable discharge of or defense to the obligations of Holdco hereunder. For the avoidance of doubt, the performance obligations of Holdco set forth in this Section 2 do not in any way obligate Holdco to perform the obligations and duties of any other party under any other Related Document, including the obligations and duties of the Co-Issuers under the Indenture or to pay any amounts owed by any Transferor or the Manager other than amounts due in respect of indemnity obligations as expressly provided in the Distribution and Contribution Agreements, Contribution and Sale Agreements or the Management Agreement, as the case may be.

2.4	Commingling of Assets.

Holdco hereby agrees that except as contemplated by the Related Documents, it shall not commingle its assets with those of any Securitization Entity.

SECTION 3

REPRESENTATIONS AND WARRANTIES

Holdco hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of the Closing Date:

Organization and Good Standing.

Holdco is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

3.1	Due Qualification.

Holdco is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the ownership or lease of property or the conduct of its business requires such qualifications, licenses and approvals, except where the failure to be so qualified or to obtain such licenses or approvals would not have a Material Adverse Effect.

3.2	Due Authorization; Conflicts.

The execution, delivery and performance by Holdco of this Agreement are within Holdco’s power and authority, have been duly authorized and do not contravene (i) the Holdco Charter Documents, (ii) any applicable law, order, rule or regulation applicable to Holdco of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Holdco or its properties (including any Requirements of Law regarding licensing and consumer protection) or (iii) any contractual restriction binding on or affecting Holdco, in the case of clause (ii) or (iii) above, the violation of which would have a Material Adverse Effect.

3.3	Enforceability.

This Agreement is the legal, valid and binding obligation of Holdco enforceable against Holdco in accordance with its terms, except as such enforceability may be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity (whether such enforcement is considered in a proceeding in equity or at law).

3.4	Financial Statements.

The financial statements included in Holdco’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, as filed with the Securities and Exchange Commission on February 28, 2012 (including the schedules and notes thereto), have been prepared in accordance with GAAP and present fairly the financial position of Holdco Consolidated Entities as of the date thereof and the results of their operations and their cash flows for the periods covered thereby (except, in the case of unaudited quarterly financial statements, for the absence of footnotes and normal year-end audit adjustments).

SECTION 4

LIMITATION ON INDEBTEDNESS

4.1	Limitation on Indebtedness.

For so long as the Indenture has not been terminated in accordance with its terms, Holdco Consolidated Entities (other than the Securitization Entities) shall not Incur any Indebtedness in excess of the Holdco Specified Non-Securitization Debt Cap; provided that the Holdco Specified Non-Securitization Debt Cap will not be applicable to any issuance or incurrence of any Specified Non-Securitization Debt (i) incurred to refinance or repay the Notes in whole, (ii) after the issuance of which the Holdco Debt Incurrence Test is satisfied after giving effect to the incurrence of such Indebtedness and for which the applicable creditors (excluding any creditor with respect to an aggregate amount of outstanding Indebtedness less than $150,000) have executed a non-disturbance agreement with the Trustee, as directed by the Manager and in a form reasonably satisfactory to the Control Party and the Trustee, that acknowledges the terms of the Related Documents including the bankruptcy remote status of the Securitization Entities and their respective assets, (iii) that is considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to the Closing Date but that was not considered Indebtedness prior to such date or (iv) in respect of any obligation of DPL to reimburse the Master Issuer for any draws under any letters of credit issued under a Variable Funding Note Purchase Agreement in accordance with the terms thereof.

SECTION 5

MISCELLANEOUS

5.1	Nonpetition Covenant.

Holdco shall not, prior to the date that is one year and one day after the payment in full of the latest maturing Note, institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law.

5.2	Amendments; Waivers.

Any provision of this Agreement may be amended or waived from time to time with the consent of the Control Party, only if such amendment or waiver is executed by the parties hereto in writing.

5.3	Notices, Etc.

Any notice or communication provided for hereunder shall be in writing and delivered in person, delivered by email or facsimile, or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to Holdco:

Domino’s Pizza, Inc.
30 Frank Lloyd Wright Drive
P.O. Box 997
Ann Arbor, Michigan 48106
Attention:	Cristian Dersidan
Facsimile:	734-930-7744

with a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention:	Winthrop G. Minot
Facsimile:	617-235-0076

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention:	David Midvidy
Facsimile:	917-777-2089

If to the Trustee:

Citibank, N.A.
388 Greenwich Street
14th Floor
New York, NY 10013
Attention:	Global Transaction Services–Domino’s Pizza
Facsimile:	212-816-5527

5.4	Entire Agreement.

This Agreement and the other Related Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

5.5	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

5.6	Successors.

All agreements of Holdco in this Agreement and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, Holdco may not assign its obligations or rights under this Agreement or any Related Document, except with the written consent of the Control Party.

5.7	Third-Party Beneficiary.

Each of the Control Party and the Controlling Class Representative is an express third-party beneficiary of this Agreement.

5.8	Severability.

In case any provision in this Agreement or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.9	Counterpart Originals.

The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5.10	Table of Contents, Headings, etc.

The Table of Contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

5.11	Waiver of Jury Trial.

EACH OF HOLDCO AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

5.12	Submission to Jurisdiction; Waivers.

Each of Holdco and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdco or the Trustee, as the case may be, at its address set forth in Section 5.3 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.12 any special, exemplary, punitive or consequential damages.

5.13	Termination.

This Agreement shall terminate upon the satisfaction and discharge of the Indenture in accordance with its terms; provided that the provisions of Section 5.1 shall survive such termination.

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IN WITNESS WHEREOF, each of Holdco and the Trustee has caused this Agreement to be duly executed and delivered by its duly Authorized Officer as of the date first above written.

DOMINO’S PIZZA, INC.

By:
	Name:	Adam J. Gacek
	Title:	Secretary

Domino’s - Parent Company Support Agreement

AGREED AND ACCEPTED:

CITIBANK, N.A., in its capacity as Trustee

By:
Name:
Title:

Domino’s - Parent Company Support Agreement